As filed with the Securities and Exchange Commission on July 30, 2007
Registration No. 333-[     ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT ON FORM S-3+
UNDER
THE SECURITIES ACT OF 1933

ORIGEN RESIDENTIAL SECURITIES, INC.
(Registrant)
(Exact name of registrant as specified in its charter)

Delaware	20-1370314
(State of Incorporation)	(I.R.S. Employee I.D. No.)
27777 South Franklin Road
Suite 1700
Southfield, Michigan 48034
(248) 746-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARK LANDSCHULZ	Copy to:
27777 South Franklin Road	THOMAS Y. HINER, ESQ.
Suite 1700	Hunton & Williams
Southfield, Michigan 48034	951 E. Byrd Street
(248) 746-7000	Riverfront Plaza, East Tower
(248) 644-5595 (telecopy)	Richmond, Virginia 23219
(Name, address, including zip code and	(804) 788-8279
telephone number, including area code, of	(804) 788-8218 (telecopy)
agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
Being Registered	Registered	Per Unit(1)	Offering Price(1)	Fee(1)
Collateralized Notes and Pass-Through Certificates	$1,000,000,000	100%	$1,000,000,000	$30,700

(1)	Estimated solely for calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     + Pursuant to Rule 429, upon effectiveness, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 5 to Registration Statement No. 333-117573 (effective July 4, 2006).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the offering of $1,000,000,000 of the Collateralized Notes and Pass-Through Certificates being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration	$30,700
Printing and Engraving	$100,000
Accounting Fees and Expenses	$350,000
Legal Fees and Expenses	$550,000
Trustee Fees and Expenses	$200,000
Rating Agency Fees	$700,000
Miscellaneous	$100,000

TOTAL	$2,030,700
Item 15. Indemnification of Directors and Officers.
          The Certificate of Incorporation of Origen Residential Securities, Inc. requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.
          The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.
     The Certificate of Incorporation of Origen Residential Securities, Inc. includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.
     Origen Financial, Inc. carries an insurance policy providing directors’ and officers’ liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

Item 16. Exhibits.
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Registrant*

3.2	By-Laws of Registrant*

4.1	Form of Pooling and Servicing Agreement*

4.2	Form of Indenture*

5.1	Legality Opinion of Hunton & Williams LLP*

8.1	Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure*

8.2	Tax Opinion of Hunton & Williams LLP re: REMIC Certificates*

8.3	Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates*

8.4	Tax Opinion of Hunton & Williams LLP re: Notes*

23.1	Consent of Hunton & Williams LLP is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4*

24.1	Power of Attorney (contained on signature page)*

99.1	Form of Servicing Agreement (Collateralized Notes)*

99.2	Form of Trust Agreement (Collateralized Notes)*

99.3	Form of Asset Purchase Agreement*

*	Previously filed in connection with Registration No. 333-117573 and incorporated herein by reference.
Item 17. Undertakings.
     (a) Rule 415 Offering.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Registration Statement;
provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Undertaking in Respect of Indemnification.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) Undertaking in Respect of Qualification of Trust Indenture Act of 1939.
          The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
     (e) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) Filings Regarding Asset-Backed Securities that Provide Certain Information through an Internet Web Site.
          The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 27, 2007.

ORIGEN RESIDENTIAL SECURITIES, INC.
(Registrant)

/s/ Ronald Klein

Name: Ronald Klein
Title: President
     Each person whose signature appears below constitutes and appoints Ronald Klein, Mark Landschulz and W. Anderson Geater his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ronald Klein	Director and President	July 27, 2007

Ronald Klein	(Principal Executive Officer)

/s/ W. Anderson Geater	Director, Secretary and Treasurer	July 27, 2007

W. Anderson Geater Treasurer	(Principal Financial officer and Principal Accounting officer)

/s/ Mark Landschulz	Vice President	July 27, 2007

Mark Landschulz